UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 31, 2013
Date of Report (Date of earliest event reported)

Verso Paper Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

Verso Paper Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	333-142283	56-2597634
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400
Memphis, Tennessee 38115-4436
(Address, including zip code, of principal executive offices)

(901) 369-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

11.75% Senior Secured Notes due 2019 and Second Supplemental Indenture

On January 31, 2013, Verso Paper Holdings LLC (the “Company”) and Verso Paper Inc. (each, an “Issuer” and together, the “Issuers”), each a wholly owned subsidiary of Verso Paper Corp., issued $72.9 million aggregate principal amount of their 11.75% Senior Secured Notes due 2019 (the “New Notes”) pursuant to the Second Supplemental Indenture, dated as of January 31, 2013 (the “Second Supplemental Indenture”), to the Indenture, dated as of March 21, 2012 (as amended and supplemented from time to time, the “Indenture”) among the Issuers, the guarantors named therein (the “Guarantors”), and Wilmington Trust, National Association, as trustee (the “Trustee”).  The Issuers issued the New Notes to certain lenders (the “Holdco Lenders”) under the credit agreement (the “Holdco Credit Agreement”) of Verso Paper Finance Holdings LLC and Verso Paper Finance Holdings Inc. (the “Holdco Borrowers”), in exchange, at an exchange rate of 85%, for approximately $85.8 million of aggregate principal amount of the outstanding loans under the Holdco Credit Agreement (the “Holdco Loans”) and net accrued interest thereon through the closing date, pursuant to the previously disclosed exchange agreements entered into among the Holdco Borrowers, the Issuers, the Guarantors, and the Holdco Lenders.  The Issuers issued the New Notes to the Holdco Lenders in exchange for the assignment to Verso Paper Finance Holdings LLC of their Holdco Loans and the cancellation of such Holdco Loans.

The New Notes will constitute part of a single class of securities with the $345.0 million aggregate principal amount of 11.75% Senior Secured Notes due 2019 issued by the Issuers on March 21, 2012 (the “Initial Notes”, and together with the New Notes, the “Notes”), and will have the same terms as the Initial Notes except as otherwise provided in the Second Supplemental Indenture and the other agreements entered into in connection with this transaction.  The Issuers will pay interest on the New Notes at 11.75% per annum, payable semiannually on January 15 and July 15 of each year, commencing on July 15, 2013. Interest on the New Notes will accrue from January 15, 2013.  The New Notes mature on January 15, 2019; provided that, if, as of 45 days prior to the maturity date of the 11.375% Senior Subordinated Notes due 2016 (the “Applicable Date”), more than $100.0 million of such senior subordinated notes remains outstanding, then the New Notes will mature on the Applicable Date.

The New Notes are guaranteed, jointly and severally, on a senior basis, by each of the Company’s existing domestic subsidiaries that guarantees (i) the Company’s asset-based loan facility (the “ABL Facility”), (ii) the Company’s cash flow revolving credit facility (the “Cash Flow Facility”) and (iii) the Initial Notes, and by each of the Company’s future wholly-owned domestic subsidiaries that guarantees certain debt of the Company or issues disqualified stock. The New Notes and the related guarantees are secured by liens in the collateral owned by each Issuer and Guarantor, subject to certain permitted liens and exceptions as further described in the Indenture and the related security documents.  The liens securing the New Notes rank junior to the liens securing the obligations under the ABL Facility.  The collateral consists of substantially all of the Issuers’ and the Guarantors’ tangible and intangible assets securing the Company’s ABL Facility, the Cash Flow Facility and the Notes, except for capital stock and other securities of the Company’s affiliates and other property and certain other exceptions.

The New Notes and the related guarantees are the senior secured obligations of the Issuers and the Guarantors, respectively, and rank (i) senior in right of payment to all of the Issuers’ and the Guarantors’ existing and future subordinated indebtedness, including the Issuers’ 11.375% Senior Subordinated Notes due 2016; (ii) equal in right of payment with all existing and future senior indebtedness of the Issuers and the Guarantors, including the ABL Facility and the Cash Flow Facility; (iii) effectively senior to all of the Issuers’ and the Guarantors’ indebtedness under the ABL Facility and the Cash Flow Facility, to the extent of the value of the Notes Priority Collateral (as defined in the Indenture); (iv) effectively junior to all of the Issuers’ and the Guarantors’ indebtedness under the ABL Facility, to the extent of the value of the ABL Priority Collateral (as defined in the Indenture); (v) effectively senior to all of the Issuers’ and the Guarantors’ indebtedness under the Issuers’ 11.75% Secured Notes due 2019 and related guarantees, 8.75% Second Priority Senior Secured Notes due 2019 and related guarantees, and Second Priority Senior Secured Floating Rate Notes due 2014 and related guarantees, to the extent of the value of the collateral securing the Notes; (vi) effectively senior to all of the Issuers’ and the Guarantors’ unsecured indebtedness; (vii) effectively pari passu with all of the Issuers’ and the Guarantors’ indebtedness under the Cash Flow Facility, the Initial Notes and all future Other First-Priority Lien Obligations (as defined in the Indenture) to the extent of the value of the Notes Priority Collateral (as defined in the Indenture); and; (viii) effectively subordinate to all existing and future indebtedness, preferred stock and other liabilities of the Issuers’ non-guarantor subsidiaries, other than indebtedness, preferred stock and liabilities held by an Issuer or a Guarantor.

The Issuers may redeem the New Notes, in whole or part, at any time prior to January 15, 2015, at a redemption price equal to 100% of the principal amount of the New Notes redeemed plus accrued and unpaid interest on the date of redemption and a “make-whole premium” (as described in the Indenture).  The Issuers may redeem the New Notes, in whole or part, on or after January 15, 2015, at the redemption prices set forth in the Indenture.  At any time (which may be more than once) before January 15, 2015, the Issuers may redeem up to 35% of the original aggregate principal amount of the New Notes (including the Initial Notes) with the proceeds of qualified equity offerings at a redemption price equal to 111.75% of the principal amount of the New Notes, plus accrued and unpaid interest.

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The Indenture contains covenants that limit each Issuer’s ability to, among other things: (i) incur additional indebtedness; (ii) pay dividends or make other distributions in respect of or repurchase or redeem its capital stock; (iii) make investments; (iv) sell assets; (v) incur certain liens; (vi) enter into agreements restricting its subsidiaries’ ability to pay dividends; (vii) enter into transactions with affiliates; and (viii) consolidate, merge or sell all or substantially all of its assets.  These covenants are subject to a number of important exceptions and qualifications, as described in the Indenture, and certain covenants will not apply at any time when the Notes are rated investment grade by both rating agencies and no default under the Indenture has occurred and is continuing.  The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Registration Rights Agreement

On January 31, 2013, in connection with the issuance of the New Notes, the Issuers and the Guarantors entered into a registration rights agreement with Citigroup Global Markets Inc., acting on behalf of the note holders, relating to, among other things, an exchange offer for the New Notes and the related guarantees (the “Registration Rights Agreement”).

Under the Registration Rights Agreement, the Issuers and the Guarantors will use their commercially reasonable efforts to prepare and file with the Securities and Exchange Commission (the “SEC”) by February 11, 2013 and cause to become effective within 180 days following the issue date of the New Notes a registration statement on the appropriate form under the Securities Act of 1933, as amended, relating to an offer to exchange the New Notes.  The registered notes will have terms identical to the New Notes (except that the registered notes will not be subject to restrictions on transfer or to any increase in interest rate as described below), provided that if such filing is not made by February 11, 2013, no Additional Interest (as defined in the Registration Rights Agreement) shall be payable on the New Notes.

If the Issuers are unable to effect the exchange offer under certain circumstances, the Issuers are to use their commercially reasonable efforts to have a shelf registration statement declared effective by the SEC with respect to resales of the New Notes within 30 days after the obligation to file such shelf registration statement arises and to keep such shelf registration statement effective for the time periods specified in the Registration Rights Agreement following the effectiveness of the shelf registration statement or until all of the New Notes covered by the shelf registration statement are sold.

If the Issuers and the Guarantors fail to meet these targets (each, a “Registration Default”), the annual interest rate on the New Notes will increase by 0.25% per year for the first 90-day period immediately following the occurrence of any Registration Default.  The annual interest rate on the New Notes will increase by an additional 0.25% per year for each subsequent 90-day period during which the Registration Default continues, up to a maximum additional interest rate of 1.0% per year over the otherwise applicable annual interest rate of 11.75%. If the Registration Default is corrected, the applicable interest rate will revert to the original level.

Item 2.03	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are included with this report:

Exhibit No.	Description

4.1	Second Supplemental Indenture dated as of January 31, 2013, among Verso Paper Holdings LLC, Verso Paper Inc., the guarantors named therein, and Wilmington Trust, National Association, as trustee.

4.2	Registration Rights Agreement dated as of January 31, 2013, among Verso Paper Holdings LLC, Verso Paper Inc., the guarantors named therein, and Citigroup Global Markets Inc., as exchange agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2013
VERSO PAPER CORP.

	By:	/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer

VERSO PAPER HOLDINGS LLC

	By:	/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Supplemental Indenture dated as of January 31, 2013, among Verso Paper Holdings LLC, Verso Paper Inc., the guarantors named therein, and Wilmington Trust, National Association, as trustee.

4.2	Registration Rights Agreement dated as of January 31, 2013, among Verso Paper Holdings LLC, Verso Paper Inc., the guarantors named therein, and Citigroup Global Markets Inc., as exchange agent.